                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

                                                                                Jurisdiction                    % of
                                                                                     of                        Voting
                                                                               Incorporation                    Stock
                                                                                     or                         Owned
                            Name of Subsidiary                                  Organization                  by Company
                            ------------------                                  ------------                  ----------

Bowater Mersey Paper Company Limited .....................................       Nova Scotia                     49%

Cable One, Inc. ..........................................................       Delaware                       100%

Capitol Fiber, Inc. ......................................................       Maryland                        80%

The Daily Herald Company .................................................       Washington                     100%

The Gazette Newspapers, Inc. .............................................       Maryland                       100%

Greater Washington Publishing, Inc. ......................................       Delaware                       100%

I.H.T. Corporation .......................................................       Delaware                        50%

           International Herald Tribune S.A.S. ...........................       France                         33-1/3%

International Herald Tribune S.A.S. ......................................       France                         33-1/3%

Legi-Slate, Inc. .........................................................       Delaware                       100%

Los Angeles Times-Washington Post News
      Service, Inc. ......................................................       D.C.                            50%

Newsprint, Inc. ..........................................................       Virginia                       100%

Newsweek, Inc. ...........................................................       New York                       100%

           Newsweek Productions, Inc. ....................................       Delaware                       100%

           Newsweek Services, Inc. .......................................       Delaware                       100%

           Newsweek Services (Canada), Inc. ..............................       Delaware                       100%

Post-Newsweek Business Information, Inc. .................................       Virginia                       100%

Post-Newsweek Cable of North Dakota, Inc. ................................       Delaware                       100%

Post-Newsweek Stations, Inc...............................................       Delaware                       100%

           Post-Newsweek Stations, Florida, Inc. .........................       Florida                        100%

           Post-Newsweek Stations, Houston, Inc. .........................       Delaware                       100%

           Post-Newsweek Stations, Michigan, Inc. ........................       Delaware                       100%

           Post-Newsweek Stations, Orlando, Inc. .........................       Delaware                       100%

           Post-Newsweek Stations, San Antonio, Inc. .....................       Delaware                       100%

Robinson Terminal Warehouse Corporation ..................................       Delaware                       100%

                          SUBSIDIARIES OF THE COMPANY
                                  (Continued)

                                                                                    Jurisdiction                    % of
                                                                                         of                        Voting
                                                                                   Incorporation                    Stock
                                                                                         or                         Owned
                                   Name of Subsidiary                               Organization                  by Company
                                   ------------------                               ------------                  ----------
Kaplan Educational Centers, Inc. .............................................        Delaware                      100%

           Career Expo, Inc. .................................................        Ohio                          100%

           Dearborn Publishing Group, Inc. ...................................        Delaware                      100%

                     Dearborn Financial Institute, Inc. ......................        Illinois                      100%

                               Anthony Schools Corporation ...................        California                    100%

           LCP International Institute, Inc. .................................        California                    100%

           The Lendman Group, Inc. ...........................................        Virginia                      100%

                     Payne Lendman, Inc. .....................................        Virginia                      100%

           Score Learning Corporation ........................................        California                    100%

           Stanley H. Kaplan Educational Center of
                Canada Ltd. ..................................................        Ontario                       100%

                     The CEO Group, Inc. .....................................        Ontario                       100%

           Stanley H. Kaplan Educational Center of
                Puerto Rico, Inc. ............................................        Puerto Rico                   100%

Washingtonpost.Newsweek Interactive Company ..................................        Delaware                      100%

           The Photo Store LLC ...............................................        Maryland                       50%

------------
           As permitted by Item 601(b)(21) of Regulation S-K, the foregoing list omits certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" as that term is defined in Rule 1-02(v) of Regulation S-X.


                                       2